As filed with the Securities and Exchange Commission on April 20, 2001                        Registration No. 333-______

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                                             SECURITIES AND EXCHANGE COMMISSION
                                                   Washington, D.C. 20549

                                                          FORM S-8
                                                   REGISTRATION STATEMENT
                                                            Under
                                                 The Securities Act of 1933

                                                     FILENET CORPORATION
                                   (Exact name of registrant as specified in its charter)

                       Delaware                                                                  95-3757924
             (State or other jurisdiction                                             (IRS Employer Identification No.)
            of incorporation or organization)

                                                    3565 Harbor Boulevard
                                                Costa Mesa, California 92626
                                     (Address of principal executive offices)(Zip Code)

                                     SPECIAL OPTION GRANT TO MR. AURIEMMA PURSUANT TO A
                                               WRITTEN COMPENSATION AGREEMENT
                                                 (Full title of the Plan(s))

                                                       Lee D. Roberts
                                      Chairman of the Board and Chief Executive Officer
                                                     FILENET CORPORATION
                                     3565 Harbor Boulevard, Costa Mesa, California 92626
                                           (Name and address of agent for service)
                                                       (714) 327-3400
                                (Telephone number, including are code, of agent for service)

                                               CALCULATION OF REGISTRATION FEE

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    Title of Securities            Amount to          Proposed Maximum           Proposed Maximum          Amount of
     to be Registered          be Registered (1)   Offering Price per Share   Aggregate Offering Price  Registration Fee

OPTION GRANT TO MR. SAM M. AURIEMMA
Common Stock, $0.01 par value    140,000 shares          $20.03(2)                $2,804,200(2)             $701.05

                                                                                 Aggregate Filing Fee       $701.05
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(1)  This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Special Option Grant to Mr. Auriemma by reason of any stock dividend, stock split, recapitalization or any
     other  similar   transaction  effected  without  the  Registrant's  receipt  of  consideration  which  results in an increase in the number of outstanding shares of Registrant's Common Stock.

(2)  Calculated  solely for  purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the exercise price in effect for the Special Option Grant made to Mr. Auriemma.

                                                          PART II

                                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference

         FileNET Corporation (the "Registrant")  hereby incorporates by reference into this Registration  Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

(a)      The  Registrant's  Annual  Report on Form 10-K for the fiscal year ended  December 31, 2000 filed with the
                  Commission on April 27, 2001;

(b)      The  Registrant's   Registration  Statement  No.  0-15997  on  Form  8-A  filed  with  the  Commission  on
                  June 24, 1987,  in which there is described the terms,  rights and  provisions  applicable to the
                  Registrant's outstanding Common Stock.

(c)      The  Registrant's  Registration  Statement No.  333-00676 on Form S-4 filed with the Commission on January
                  26, 1996, in which there is described  certain rights to purchase shares of  Registrant's  Common
                  Stock pursuant to a Rights  Agreement  dated as of November 4, 1988 between  FileNET  Corporation and the First National Bank of Boston (the "Rights Agreement").

(d)      The  Registrant's  Quarterly  Report on Form 10-Q for the period ended  September  30, 1998 filed with the
                  Commission  on November 17, 1998,  in which  certain amendments  to the  Rights Agreement between
                  FileNET Corporation and BANKBOSTON N.A., formerly known as The First National Bank of Boston, are set forth.

         All reports and definitive proxy or information  statements filed pursuant to Section 13(a),  13(c), 14 or
15(d) of the  Securities  Exchange Act of 1934,  as amended (the "1934 Act"),  after the date of this  Registration
Statement  and prior to the filing of a  post-effective  amendment  which  indicates  that all  securities  offered hereby  have  been  sold or  which  deregisters  all  securities  then  remaining  unsold  shall  be  deemed  to be incorporated  by  reference  into this  Registration  Statement  and to be a part hereof from the date of filing of such  documents.  Any statement  contained in a document  incorporated  or deemed to be  incorporated  by reference herein  shall be deemed to be modified or  superseded  for  purposes of this  Registration  Statement to the extent that a statement  contained  herein or in any  subsequently  filed document which also is deemed to be incorporated by reference  herein  modifies or supersedes  such  statement.  Any such statement so modified or superseded  shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.  Description of Securities

         Not applicable.
                                                              II-1

         Item 5.  Experts

         The  consolidated  financial  statements  and  the  related  consolidated  financial  statement   schedule
incorporated  in this  prospectus by reference  from the Company's  Annual  Report on  Form 10-K for the year ended
December 31, 2000, have been audited by Deloitte and Touche LLP, independent  auditors,  as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         Item 6.  Indemnification of Directors and Officers

         Pursuant to the provisions of Section 145 of the General  Corporation  Law of Delaware,  the Registrant as
a Delaware  corporation  has power to  indemnify  any person  who was or is a party or is  threatened  to be made a party to any threatened,  pending or completed action,  suit or proceeding (other than an action by or in the right of the  Registrant)  by reason of the fact that he or she is or was a director,  officer,  employee or agent of the
Registrant or of any corporation,  partnership,  joint venture, trust or other enterprise for which he or she is or was serving in such capacity at the request of the Registrant,  against any and all expenses,  judgments, fines and amounts paid in settlement  which were reasonably  incurred by him or her in connection  with such action,  suit or proceeding.  The power to  indemnify  applies  only if such  person  acted in good  faith and in a manner he or she reasonably  believed to be in the best  interests,  or not opposed to the best  interests,  of the Registrant  and, with respect to any  criminal  action or  proceeding,  if he or she had no  reasonable  cause to believe his or her conduct was unlawful.

         The power to indemnify also applies to actions brought by or in the right of the  Registrant,  but only to the extent of defense and  settlement  expenses  and not to any  satisfaction  of a judgment or  settlement  of the claim  itself.  In  such  actions,  however,  no  indemnification  will be made if  there  is any  adjudication  of negligence or misconduct,  unless the court,  in its discretion,  feels that in the light of all the  circumstances indemnification should apply.

         To the extent any such person is successful in the defense of the actions  referred to above,  such person is entitled  pursuant to Section 145 of the General  Corporation  Law of Delaware to  indemnification  as described above.  Section 145 also grants power to advance litigation  expenses upon receipt of an undertaking on the part of the  recipient  to repay  such  advances  in the  event no right to  indemnification  is  subsequently  shown.  The
Registrant may also obtain  insurance at its expense to protect anyone who might be indemnified,  or has a right to insist on indemnification, under the statute.

         Item 7.  Exemption from Registration Claimed

         Not applicable.

         Item 8.  Exhibits

Exhibit No.         Exhibit

      4             Instruments  Defining Rights of  Stockholders.  Reference is made to  Registrant's  Registration
                    Statement on Form 8-A filed with the  Commission  on June 24, 1987,  together  with the exhibits thereto,  which is  incorporated  herein by reference  pursuant to Item 3(c),(d) and (e) of this
                    Registration Statement.
      5             Opinion and Consent of Brobeck, Phleger and Harrison LLP.
     23.1           Independent Auditors' Consent-- Deloitte and Touche LLP.
     23.2           Consent of Brobeck, Phleger and Harrison LLP is contained in Exhibit 5.
     24             Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
     99.1           Written Compensation Agreement between Registrant and Mr. Auriemma.
     99.2           Stock  Option  Agreement  (with  Notice of Grant of Stock  Option)  between  Registrant  and Mr.
                    Auriemma.

         Item 9.  Undertakings

A.       The undersigned  Registrant  hereby  undertakes:  (1) to file,  during any period in which offers or sales are being made, a post-effective  amendment to this Registration  Statement (i) to include any prospectus  required by Section 10(a)(3)  of the Securities Act of 1933, as amended (the "1933 Act"),  (ii) to reflect in the prospectus any  facts or  events  arising  after  the  effective  date of this  Registration  Statement  (or the  most  recent post-effective  amendment thereof) which,  individually or in the aggregate,  represent a fundamental change in the information set forth in this Registration  Statement,  and (iii) to include any material  information with respect to the plan of  distribution  not previously  disclosed in this  Registration  Statement or any material  change to such information in this Registration  Statement;  provided,  however,  that  clauses (1)(i)  and (1)(ii) shall not

                                                              II-2

apply if the information  required to be included in a  post-effective  amendment by those  paragraphs is contained in periodic  reports  filed by the  Registrant  pursuant to Section 13  or  Section 15(d)  of the 1934 Act that are incorporated by reference into this Registration  Statement;  (2) that for the purpose of determining any liability under the 1933  Act,  each  such  post-effective  amendment  shall be  deemed  to be a new  registration  statement relating to the securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  and (3) to  remove from  registration  by means of a  post-effective amendment any of the  securities  being  registered  which remain unsold upon the  expiration or termination of the
Special Option Grant made to Mr. Auriemma.

B.       The undersigned  Registrant  hereby  undertakes  that, for purposes of determining any liability under the
1933 Act, each filing of the  Registrant's  annual report  pursuant to  Section 13(a)  or Section 15(d) of the 1934
Act that is incorporated  by reference into this  Registration  Statement shall be deemed to be a new  registration statement  relating to the securities  offered  therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Insofar as  indemnification  for  liabilities  arising  under the 1933 Act may be permitted to  directors, officers or controlling  persons of the  Registrant  pursuant to the indemnity  provisions  summarized in Item 6 or otherwise,  the Registrant has been informed that in the opinion of the Commission such  indemnification is against public  policy  as  expressed  in the 1933 Act and is,  therefore,  unenforceable.  In the  event  that a claim for indemnification  against such  liabilities  (other than the payment by the Registrant of expenses  incurred or paid by a director,  officer or controlling  person of the Registrant in the successful  defense of any action,  suit or proceeding) is asserted by such director,  officer or controlling  person in connection  with the securities  being registered,  the Registrant  will,  unless in the opinion of its counsel the matter has been settled by controlling precedent,  submit to a court of  appropriate  jurisdiction  the  question  whether such  indemnification  by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                                              II-3

                                                       SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended,  the Registrant  certifies that it has  reasonable  grounds  to  believe  that it meets all of the  requirements  for  filing on Form S-8 and has duly caused this  Registration  Statement to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of Costa Mesa, State of California on April 20, 2001.

                                                     FILENET CORPORATION

                                                     By:    /s/  Lee D. Roberts
                                                         Lee D. Roberts
                                                         Chairman and Chief Executive Officer

                                                 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the  undersigned  officers  and  directors  of FileNET  Corporation,  a Delaware  corporation,  do hereby constitute and appoint Lee D. Roberts the lawful  attorney-in-fact  and agent,  with full power and authority to do any and all acts and things and to execute any and all  instruments  which said attorney and agent  determines  may be necessary or advisable or required to enable said  corporation  to comply with the  Securities  Act of 1933,  as amended,  and any rules or regulation or requirements of the Securities and Exchange  Commission in connection with this  Registration  Statement.  Without  limiting the generality of the foregoing  power and authority,  the powers granted  include  the power and  authority  to sign the names of the  undersigned  officers  and  directors  in the capacities  indicated below to this  Registration  Statement,  to any and all amendments,  both  pre-effective  and post-effective,  and supplements to this  Registration  Statement and to any and all instruments or documents filed as part of or in conjunction with this  Registration  Statement or amendments or supplements  thereof,  and each of the  undersigned  hereby  ratifies and  confirms  all that said  attorney and agent shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended,  this  Registration  Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signatures                                     Title                                  Date

  /s/ Lee D. Roberts                Chairman and Chief Executive Officer                     April 20, 2001
Lee D. Roberts

                                                              II-4

              Signatures                                     Title                                  Date

                                     Senior Vice President, Chief Financial
                                     Officer and Secretary (Principal Financial
 /s/ Sam M. Auriemma                 Officer and Principal Accounting Officer)               April 20, 2001
Sam M. Auriemma

 /s/  Theodore J. Smith              Director                                                April 20, 2001
Theodore J. Smith

 /s/ John C. Savage                  Director                                                April 20, 2001
John C. Savage

 /s/ William P. Lyons                Director                                                April 20, 2001
William P. Lyons

 /s/ L. George Klaus                 Director                                                April 20, 2001
L. George Klaus

 /s/ Roger S. Siboni                 Director                                                April 20, 2001
Roger S. Siboni

                                                              II-5

                                         SECURITIES AND EXCHANGE COMMISSION
                                               WASHINGTON, D.C. 20549

                                                     EXHIBITS

                                                        TO

                                                     FORM S-8

                                                      UNDER

                                              SECURITIES ACT OF 1933

                                               FILENET CORPORATION

                                                   EXHIBIT INDEX

Exhibit No.       Exhibit

      4           Instruments  Defining  Rights of  Stockholders.  Reference  is made to  Registrant's  Registration
                  Statement  on Form 8-A filed with the  Commission  on June 24,  1987,  together  with the exhibits thereto,  which is  incorporated  herein by  reference  pursuant to Item  3(c),(d) and (e) of this
                  Registration Statement.
      5           Opinion and Consent of Brobeck, Phleger and Harrison LLP.
     23.1         Independent Auditors' Consent-- Deloitte and Touche LLP.
     23.2         Consent of Brobeck, Phleger and Harrison LLP is contained in Exhibit 5.
     24           Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
     99.1         Written Compensation Agreement between Registrant and Mr. Auriemma.
     99.2         Stock Option Agreement (with Notice of Grant of Stock Option) between Registrant and Mr. Auriemma.

                                                     EXHIBIT 5

                              OPINION AND CONSENT OF BROBECK, PHLEGER and HARRISON LLP

                                                   April 20, 2001

FileNET Corporation
3565 Harbor Boulevard
Costa Mesa, CA  92626

         Re:      FileNET Corporation - Registration Statement for Offering of an
                  Aggregate of 140,000 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to FileNET  Corporation,  a Delaware  corporation (the "Company"),  in connection with the registration on Form S-8 (the "Registration  Statement") under the Securities Act of 1933, as amended,  of
140,000  shares of the Company's  common stock  authorized  for issuance  under a stock option grant (the "Option")
made to Mr. Sam M. Auriemma  pursuant to a Written  Compensation  Agreement and Stock Option Agreement  between him and the Company.

         This  opinion  is being  furnished  in  accordance  with the  requirements  of Item 8 of Form S-8 and Item
601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's  charter  documents and the corporate  proceedings  taken by the Company in connection with the  authorization  of the Special Option Grant to Mr.  Auriemma.  Based on such review,  we are of the  opinion  that  if,  as and when the  shares  of the  Company's  common  stock  are  issued  and sold  (and the consideration  therefor received)  pursuant to the  provisions of the Stock Option Agreement  evidencing the Option and in accordance with the  Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

         This  opinion  letter is rendered as of the date first  written  above and we disclaim any  obligation  to advise you of facts,  circumstances,  events or  developments  which  hereafter may be brought to our attention and which may alter,  affect or modify the opinion  expressed  herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion,  whether by  implication or otherwise,  as to any other matters  relating to the Company or the shares of the Company's common stock issuable under the Option.

                                                     Very truly yours,

                                                     /s/  Brobeck, Phleger and Harrison

                                                     BROBECK, PHLEGER and HARRISON LLP

                                                   EXHIBIT 23.1

                                           INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration  Statement of FileNET  Corporation on Form S-8 of
our reports  dated  January 23, 2001,  appearing  in the Annual Report on Form 10-K of FileNET Corporation  for the
year ended December 31, 2000, and to the reference to us under the heading as "Experts" in the prospectus  which is part of this Registration Statement.

DELOITTE and TOUCHE LLP

Costa Mesa, California
Date:  April 17, 2001